Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-42090, 333-51764 and 333-117182), and Registration Statements on Form S-8 (Nos. 333-17189 and 333-37568) of our report dated November 10, 2005, relating to the financial statements of PYR Energy Corporation appearing in this Annual Report on Form 10-KSB of PYR Energy Corporation for the years ended August 31, 2005 and 2004.
HEIN & Associates LLP
Denver, Colorado
November 23, 2005